UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 19, 2026

KOIL ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1310 Rankin Road, Houston, TX 77073

(Address of principal executive offices) (Zip Code)

(281) 517-5000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None   Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 1.01	Entry into a Material Definitive Agreement.

On May 19, 2026, Koil Energy Solutions, Inc., a Nevada corporation, and its subsidiary Koil Energy Solutions, Inc., a Delaware corporation (together, the “Borrower”), entered into a Loan and Security Agreement (the “Loan Agreement”) with nFusion Capital Finance, LLC, including its successors and assigns, as lender (the “Lender”). The Loan Agreement provides for a revolving credit facility in a maximum principal amount of up to $5.0 million, with availability based on an advance rate of 85% of the Borrower’s eligible accounts, in each case subject to customary reserves, adjustments and conditions precedent. The loans under the Loan Agreement bear interest at an annual rate equal to the prime rate as published in the Wall Street Journal, subject to a floor of 6.75%, plus a margin of 4.75%, calculated on the basis of a 360-day year for the actual number of days elapsed, and are subject to a default interest rate as provided in the Loan Agreement. The Loan Agreement has an initial stated maturity date of 12 months from the effective date of the Loan Agreement and will automatically renew for successive one-year terms unless earlier terminated in accordance with its terms, including the Lender’s right to terminate upon 90 days’ notice or immediately upon an event of default. The Loan Agreement includes customary representations and warranties, affirmative and negative covenants (including, among others, limitations on additional indebtedness, liens, investments, asset dispositions, and dividends and share repurchases), reporting obligations and events of default.

The Borrower’s obligations under the Loan Agreement are secured by a first-priority security interest in substantially all of the personal property assets of the Borrower, including accounts, inventory, equipment, deposit accounts, general intangibles and other collateral, subject to permitted liens and customary intercreditor arrangements, and the Loan Agreement contains customary provisions permitting the Lender, among other things, to adjust reserves, conduct collateral audits and require control, landlord and bailee agreements. In connection with the Loan Agreement, the Borrower paid a loan fee equal to 1.0% of the $5.0 million maximum revolver amount and agreed to pay a monthly collateral monitoring fee equal to 0.25% of the average gross balance of eligible accounts, together with specified lockbox, wire, ACH, UCC and tax monitoring fees, and an early termination fee equal to 2.0% of the maximum revolver amount in certain circumstances.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Loan and Security Agreement dated May 19, 2026, between the Company and certain of its subsidiaries and nFusion Capital Finance, LLC
10.2	Revolving Credit Note dated May 19, 2026, between the Company and certain of its subsidiaries and nFusion Capital Finance, LLC
99.1	Press Release issued by Koil Energy Solutions, Inc. dated May 22, 2026

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 22, 2026

KOIL ENERGY SOLUTIONS, INC.

By:	/s/ Erik Wiik
Erik Wiik
President and Chief Executive Officer
(Principal Executive Officer)

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